Exhibit 10.1
AMENDMENT TO
NOBLE ENERGY, INC.
1992 STOCK OPTION AND
RESTRICTED STOCK PLAN AGREEMENT
     THIS AMENDMENT, made as of this 27th day of July, 2005, by and between NOBLE ENERGY, INC., a Delaware corporation (herein called the “Company”) and WILLIAM POILLION (herein called “Employee”),
WITNESSETH THAT:
     WHEREAS, by an Agreement between the Company and Employee dated February 1, 2003 (the “2003 Option Agreement”), the Company granted to Employee the option to purchase shares of Company common stock pursuant to the Company’s 1992 Stock Option and Restricted Stock Plan, as amended (herein called the “Plan”); and
     WHEREAS, the Company and Employee now desire to amend the 2003 Option Agreement to modify the terms of exercise that apply to the shares of Company common stock that may be purchased pursuant to paragraph 1(c) of the 2003 Option Agreement;
     NOW, THEREFORE, pursuant to the provisions of Section 18 of the Plan, paragraph 1 of the 2003 Option Agreement is hereby amended by restatement in its entirety to read as follows:
     1. Grant of Option, Option Period and Terms of Exercise of Option. The Company hereby grants to Employee the option to purchase, as hereinafter set forth, 25,000 shares of common stock of the Company at the price of $35.365 per share, for a period commencing one year from the date of this Agreement and terminating on the first to occur of (1) the expiration of ten years from the date of this Agreement, or (2) when the employment of Employee by the Company or a subsidiary of the Company has terminated for any reason; provided that, in accordance with the provisions of Section 8 of the Plan, the number of shares purchasable hereunder in any periods of time during which the option evidenced hereby is exercisable shall be limited as follows: (a) 8,333 shares are purchasable commencing one year from the date of this Agreement; (b) 8,334 shares are purchasable commencing two years from the date of this Agreement; and (c) regardless of whether or not Employee is an employee of the Company or a subsidiary of the Company on February 1, 2006, 8,333 shares are purchasable only on February 1, 2006; provided further that solely with respect to the shares that are purchasable under clauses (a) and (b) of this paragraph 1, (i) if said employment terminates more than one year and less than ten years from the date hereof other than by reason of death, disability, or retirement, then Employee may exercise this option with respect to said shares, to the extent he was able to do so at the date of the termination of employment, at any time within one year after such termination but not after the expiration of the ten-year period, and (ii) if said employment terminates more than one year and less than ten years from the date hereof by reason of Employee’s death, disability, or retirement, then Employee, the executor or administrator of the estate of Employee, or any person who has acquired this option directly from Employee by bequest or inheritance may exercise this option with respect to said shares to the extent Employee was entitled to exercise it on the date of his death, disability, or retirement, at any time within five years after such death, disability, or retirement, but not after the expiration of the ten-year period. Retirement is defined in the Plan as termination of employment by a person who is 55 years of age with five or more years of credited service with the Company, or a person who has at least twenty years of credited service with the Company prior to termination of employment, or whose termination of employment with the Company by reason of retirement has been approved in writing by the Committee acting in its discretion.
     Transfer of employment without interruption of service between or among the Company and its subsidiaries shall not be considered a termination of service. The term “subsidiary” as used in this Agreement shall have the meaning set forth in Section 1(m) of the Plan and shall include future as well as present subsidiaries. This option is, and is intended to be, a nonqualified stock option, and it is not intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NOBLE ENERGY, INC.

By:	/s/ Charles D. Davidson

Charles D. Davidson
Chairman, President and CEO

EMPLOYEE

/s/ William Poillion

William Poillion